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                                                                    Exhibit 11.1



                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
                      (in thousands, except per share data)


                                               Twelve Weeks Ended         Twenty-four Weeks Ended
                                              ----------------------      -----------------------
                                              Feb. 15       Feb. 10,      Feb. 15        Feb. 10,
                                                1997          1996          1997          1996
                                              --------      --------      --------      --------
Primary:
   Average shares outstanding ..........       150,509       147,487       150,385       147,323
   Net effect of dilutive stock options,
     based on the treasury stock
     method, using average
     fair market value .................         1,742         2,599         1,879         2,636
                                              --------      --------      --------      --------
   Total shares used in computation ....       152,251       150,086       152,264       149,959
                                              ========      ========      ========      ========

   Net income ..........................      $ 29,407      $ 27,324      $ 67,382      $ 62,121
                                              ========      ========      ========      ========

   Per share amount ....................      $    .19      $    .18      $    .44      $    .41
                                              ========      ========      ========      ========


Fully diluted:
   Average shares outstanding ..........       150,509       147,487       150,385       147,323
   Net effect of dilutive stock options,
     based on the treasury stock method,
     using higher of average or ending
     fair market value .................         1,785         2,617         1,879         2,713
                                              --------      --------      --------      --------
   Total shares used in computation ....       152,294       150,104       152,264       150,036
                                              ========      ========      ========      ========

   Net income ..........................      $ 29,407      $ 27,324      $ 67,382      $ 62,121
                                              ========      ========      ========      ========

   Per share amount ....................      $    .19      $    .18      $    .44      $    .41
                                              ========      ========      ========      ========